Exhibit 8.1
[LETTERHEAD OF SHEARMAN & STERLING LLP]
September 28, 2006
The Persons Listed on
Schedule I Hereto
SLM Private Credit Student Loan Trust 2006-C: Class A-1 through A-5, Class B and Class C Notes
Ladies and Gentlemen:
You have requested our opinion as to certain tax consequences related to the issuance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B and Class C Notes (collectively, the “Notes”) by the SLM Private Credit Student Loan Trust 2006-C (the “Trust”). The Trust is a Delaware statutory trust that was newly formed pursuant to the short-form trust agreement, dated as of June 23, 2006, between SLM Funding LLC, a Delaware limited liability company (the “Company”), and Chase Bank USA, National Association, a national banking association (the “Trustee”), as amended and restated by the amended and restated trust agreement, dated as of September 28, 2006 (collectively, the “Trust Agreement”), among the Company, the Trustee and The Bank of New York, a New York banking corporation, as trustee under the Indenture. Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement, including, without limitation, Appendix A thereto.
In connection with the issuance of the Notes, we have participated in the preparation of the initial free-writing prospectus dated September 15, 2006 (the “Free-Writing Prospectus”), the term sheet dated September 19, 2006 (the “Term Sheet”), the prospectus (the “Prospectus”) dated September 20, 2006, the supplemental prospectus (the “Prospectus Supplement”) to the Prospectus dated September 20, 2006 and the Registration Statement on Form S-3, (File No. 333-132315) filed with the Securities and Exchange Commission and as declared effective on March 10, 2006 (the “Effective Date”) (such Registration Statement, as so amended, the “Registration Statement”).
Our opinion is based on an examination of the following documents:
(i)	the Free-Writing Prospectus;

(ii)	the Term Sheet;

September 28, 2006

(iii)	the Prospectus;

(iv)	the Prospectus Supplement;

(v)	the Registration Statement;

(vi)	the Trust Agreement;

(vii)	the Funding Interim Trust Agreement;

(viii)	the VG Funding Interim Trust Agreement;

(ix)	SLM ECFC Purchase Agreement;

(x)	VG Funding Purchase Agreement;

(xi)	the Sale Agreement;

(xii)	the Servicing Agreement;

(xiii)	the Administration Agreement;

(xiv)	the Indenture; and

(xv)	the Swap Agreements.
We have also examined such other documents, instruments and information related to or incidental to the transactions covered by the Free-Writing Prospectus, the Term Sheet and the Prospectus Supplement as we have considered necessary as a basis for our opinion. Our opinion assumes that all facts stated or assumed and all representations contained in the foregoing documents are correct and that the parties thereto will comply with the terms thereof.
Our opinion is based, in addition to the foregoing, upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations, European Union Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the “Directive”) and other applicable authorities. The statutory provisions, regulations and interpretations and the Directive upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service or another relevant taxing authority, or sustained, if asserted. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the conformity to original documents of all documents submitted to us as copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Company and others.

September 28, 2006

Based upon the foregoing, we are of the opinion that:
(i) The Notes will constitute indebtedness for U.S. federal income tax purposes.
(ii) For U.S. federal income tax purposes, the Trust will not constitute a publicly traded partnership, and, on the assumption that the Trust has not elected affirmatively to be classified as an association, the Trust will not constitute an association taxable as a corporation.
(iii) The statements set forth under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Prospectus Supplement and in the Free-Writing Prospectus and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences,” “Appendix F — Global Clearance, Settlement and Tax Documentation Procedures” and “Appendix F — U.S. Federal Income Tax Documentation Requirements” in the Prospectus, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.
(iv) The statements set forth under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Prospectus Supplement and in the Free-Writing Prospectus and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences,” “Appendix F — Global Clearance, Settlement and Tax Documentation Procedures” and “Appendix F — U.S. Federal Income Tax Documentation Requirements” in the Prospectus, comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, and we do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Prospectus or the Free-Writing Prospectus which are not filed or incorporated by reference or described as required.
In the course of the preparation by the Company of the Registration Statement, the Prospectus, the Prospectus Supplement, the Free-Writing Prospectus and the Term Sheet, we have participated in telephone conferences and conversations with certain officers and other representatives of the Trust, the Company, VG Funding and SLM ECFC, and other parties to the transactions to which this opinion letter pertains, with respect thereto, but, except to the extent described in the two preceding paragraphs, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Registration Statement, the Prospectus, the Prospectus Supplement, the Free-Writing Prospectus or the Term Sheet. Although we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, the Prospectus Supplement, the Free-Writing Prospectus or the Term Sheet on the basis of the information which we gained in the course of the representation referred to above

September 28, 2006

and our examination of the documents referred to herein, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Registration Statement, the Prospectus, the Prospectus Supplement, the Free-Writing Prospectus and the Term Sheet which causes us to believe that, as of its Effective Date or as of the date hereof, the Registration Statement, as related to matters opined herein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of their dates or as of the date hereof, the Prospectus, the Prospectus Supplement, the Free-Writing Prospectus and the Term Sheet as related to matters opined upon herein, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
We express no opinion with respect to the matters addressed in this opinion other than as set forth above. This opinion is solely for the benefit of the addressees hereof, and is not to be relied upon for any purpose by any other person or entity. We do not express any opinions herein as to matters governed by the law of any jurisdiction other than the federal law of the United States of America expressly referred to herein and, to the extent specified, the Directive. Furthermore, we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.
We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Prospectus and the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the 1933 Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
Very truly yours,
/s/ Shearman & Sterling LLP
ACG
FRS
KVW

September 28, 2006

Schedule I

SLM Funding LLC	Morgan Stanley & Co. Incorporated
12061 Bluemont Way	1585 Broadway
V3419	New York, New York 10036
Reston, Virginia 20190

SLM Education Credit Finance Corporation	Merrill Lynch Capital Services, Inc.
20 Hemingway Drive	250 Vesey Street
East Providence, Rhode Island 02915	New York, New York 10080

Standard & Poor’s,
Sallie Mae, Inc.	a division of The McGraw-Hill
12061 Bluemont Way	Companies, Inc.
Reston, Virginia 20190	55 Water Street
New York, New York 10041

SLM Private Credit Student Loan Trust
2006-C	Moody’s Investors Service
c/o Chase Bank USA, National Association	99 Church Street
Christiana Center/OPS4	New York, New York 10007
500 Stanton Christiana Road
Newark, Delaware 19713

VG Funding, LLC	Fitch Ratings
12061 Bluemont Way	One State Street Plaza
Reston, Virginia 20190	New York, New York 10004

The Bank of New York Company, Inc.
101 Barclay Street, 8W
New York, New York 10286

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
4 World Financial Center, 10th Floor
New York, New York 10080